UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

May 2, 2007
Date of Report (Date of earliest event reported)

NORTH AMERICAN SCIENTIFIC, INC.
(Exact name of registrant as specified in its charter)
Delaware	0-26670	51-0366422
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation)	File Number )	Identification No.)

20200 Sunburst Street, Chatsworth, California 91311
(Address of principal executive offices) (Zip Code)

(818) 734-8600
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On May 2, 2007, North American Scientific, Inc. (the “Company”) entered into a Third Amendment to Rights Agreement, dated as of October 14, 1998, by and between the Company and U.S. Stock Transfer Corporation, as rights agent, which amended the Rights Agreement to provide, among other things, that the Board of Directors of the Company may determine that a person who would otherwise become an Acquiring Person has become such inadvertently, and provided certain conditions are satisfied, that such person is not an Acquiring Person for any purposes of the Rights Agreement.

The Third Amendment is attached hereto as Exhibit 10.1 and is incorporated herein by reference. The description of the Third Amendment set forth above does not purport to be complete and is qualified in its entirety by reference to the provisions of the Third Amendment.

Item 3.03 Material Modifications to Rights of Security Holders.

The information set forth in Item 1.01 above is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits

Exhibit No.	Description

10.1	Third Amendment to Rights Agreement, dated as of April 30, 2007, by and between the Company and U.S. Stock Transfer Corporation.

CH1 11219257.2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTH AMERICAN SCIENTIFIC, INC.

Date:May 4, 2007	By:	/s/John B. Rush
	Name:	John B. Rush
	Title:	President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Third Amendment to Rights Agreement, dated as of April 30, 2007, by and between the Company and U.S. Stock Transfer Corporation.